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                                                                  EXHIBIT 10 ggg
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                             Termination Agreement

        This Agreement made as of this 13th day of December, 2002, between Allen Telecom Inc., a Delaware corporation (the "Corporation"), and
___________________ (the "Employee").


        WHEREAS, the Corporation and the Employee are party to a Split Dollar Insurance Agreement dated as of September 1, 1991 (the "Split Dollar Agreement");

        WHEREAS, the Corporation and the Employee have determined to terminate the Split Dollar Agreement; and

        WHEREAS, the Corporation has agreed to provide the Employee with life insurance equal to five (5) times his annual salary.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. The Split Dollar Agreement is hereby terminated; and
        2. The Corporation will provide the Employee with a life insurance benefit equal to five (5) times his annual salary either through the group life benefit of the Corporation or through a Corporation sponsored obligation and the beneficiary of the life insurance will be the beneficiary stated in the Split Dollar Agreement unless and until a different beneficiary is designated in writing by the Employee.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

---------------------------
Employee


ALLEN TELECOM INC.



By:  __________________________